UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2023

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-3672	Ameren Illinois Company (Illinois Corporation) 10 Richard Mark Way Collinsville, Illinois 62234 (618) 343-8150	37-0211380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
Ameren Corporation	☐
Ameren Illinois Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Ameren Corporation	☐
Ameren Illinois Company	☐

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to the financial statements under Part I, Item 1. Financial Statements and to Overview and Outlook under Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations, each in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023; and to Note 2 - Rate and Regulatory Matters to the financial statements under Part II, Item 8. Financial Statements and Supplementary Data and to Overview and Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, each in the Annual Report on Form 10-K for the year ended December 31, 2022, of registrants Ameren Corporation and Ameren Illinois Company (“Ameren Illinois”), for a discussion of Ameren Illinois' natural gas delivery service regulatory rate review filed with the Illinois Commerce Commission (“ICC”) in January 2023.

On November 16, 2023, the ICC issued an order approving a $112 million annual base rate increase for Ameren Illinois' natural gas delivery service, which included $77 million that would have otherwise been recovered in 2024 under riders. The increase reflects a 9.44% allowed return on equity, a 50% common equity ratio, and a rate base of $2.85 billion. The order reflected a reduction of approximately $93 million of distribution and transmission capital investments included in Ameren Illinois' requested revenue increase, which used a 2024 future test year. Ameren Illinois is evaluating the potential implications of the order; however, the reduced level of capital investments is expected to have an immaterial effect on its 2023 results of operations, financial position and liquidity.

New rates reflecting the ICC order will become effective in late November 2023.

Ameren Illinois has not decided whether to seek rehearing of any aspect of the order or subsequently appeal any aspect of the order. The intervenor parties to this case may similarly seek rehearing or subsequently appeal any aspect of the order. Ameren Illinois cannot predict whether any such application for rehearing or appeal will be filed, or the outcome if so filed.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Illinois (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

	By:	/s/ Michael L. Moehn
	Name:	Michael L. Moehn
	Title:	Senior Executive Vice President and
Chief Financial Officer

AMEREN ILLINOIS COMPANY
(Registrant)

	By:	/s/ Leonard P. Singh
	Name:	Leonard P. Singh
	Title:	Chairman and President

Date: November 21, 2023